UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2006

NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-32421 (Commission File Number)	91-1671412 (I.R.S. Employer Identification No.)

10700 Parkridge Boulevard, Suite 600 Reston, Virginia (Address of principal executive offices)	20191 (Zip Code)
Registrant’s telephone number, including area code: (703) 390-5100
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 28, 2006, the compensation committee of our board of directors established the performance criteria and goals for executive officers with respect to cash bonus awards to be paid under our 2004 Incentive Compensation Plan for achievements relating to our performance for the 2006 fiscal year (the “2006 Bonus Plan”). The criteria relating to our performance for 2006 are consolidated operating cash flow and consolidated net subscriber additions. The bonus criteria, each of which is weighted, also include a discretionary component based on individual performance factors and a component based on our ongoing management succession planning activities. The minimum achievement required to qualify for a bonus is 80% of the specified target performance goals under the 2006 Bonus Plan. The maximum payout of a bonus will be based on achievement of 120% of the specified target performance goals under the 2006 Bonus Plan. All awards under the 2006 Bonus Plan are expected to be paid in cash in the first quarter of 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC. (Registrant)
Dated: March 31, 2006	By:	/s/ Robert J. Gilker
Robert J. Gilker
Vice President and General Counsel